Free Writing Prospectus	Filed Pursuant to Rule 433
Dated March 7, 2006	Registration No. 333-130656

1.15BN  CNH  EQUIPMENT  CNH  2006-A  CITI-BARC  JT BOOKS

COMGRS:  ABN/BOA/BNP/CS  POT/RETN

CLS	SIZE		WAL	RTG(M/S&P/F/DBRS)	LGL	SPREAD	YLD	CPN	PX
A1	293		0.47	P-1/A-1+/F1+/R-1h	4/07	INTERPL-2	4.98925	4.98925	100
A2	280		1.10	AAA/AAA/AAA/AAA	11/08	EDSF+1	5.237	5.18	99.99922
A3	360		2.25	AAA/AAA/AAA/AAA	8/10	ISWAP+4	5.259	5.20	99.99519
A4	181	+	3.67	AAA/AAA/AAA/AAA	9/11	ISWAP+10	5.335	5.27	99.97791
B	35	+	3.91	A3/A/A/A	12/12	ISWAP+23	5.470	5.40	99.96945

FIRST PAY: 4/17/06

TRADE 3/7 SETTLE 3/16F

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you  the prospectus if you request it by calling toll-free 1-877-858-5407. Any legends, disclaimers or notices that appear below are not applicable to this message and should be disregarded.  Such text has been automatically generated via bloomberg or another system.